Exhibit 23.6

CONSENT OF BEIJING HEADING CENTURY CONSULTING CO., LTD.

October 18, 2010

Noah Holdings Limited

6th Floor, Times Finance Center

No. 68 Middle Yincheng Road

Pudong, Shanghai 200120

People’s Republic of China

Ladies and Gentlemen:

Beijing Heading Century Consulting Co., Ltd. hereby consents to references to its name in the registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) in relation to the initial public offering of Noah Holdings Limited (the “Company”) to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and any other future filings with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”).

Beijing Heading Century Consulting Co., Ltd. further consents to inclusion of information, data and statements from the report entitled “China’s Private Wealth and Independent Wealth Management Industry Report” (the “Report”) in the Company’s Registration Statement and SEC Filings, and citation of the Report in the Company’s Registration Statement and SEC Filings.

Beijing Heading Century Consulting Co., Ltd. also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully

/s/ Beijing Heading Century Consulting Co., Ltd.

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